As filed with the Securities and Exchange Commission on November 10, 2008.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	51-0317849
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536
(Address of principal executive offices)

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
(full title of the plan)

Copy to:
John B. Henneman, III	Thomas E. Keim, Jr., Esq.
Executive Vice President, Finance and	Latham & Watkins LLP
Administration, and Chief Financial Officer	Sears Tower, Suite 5800
Integra LifeSciences Holdings Corporation	233 South Wacker Drive
311 Enterprise Drive	Chicago, Illinois 60606
Plainsboro, New Jersey 08536	(312) 876-7700
(609) 275-0500	Counsel to Registrant

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock, par value $0.01 per share	750,000 shares	$37.34	$28,005,000.00	$1,100.60

(1)	This Registration Statement registers 750,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Integra LifeSciences Holdings Corporation (the “Company”) for issuance pursuant to the Integra LifeSciences Holdings Corporation Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”), an employee benefit plan, in addition to the 1,500,000 shares of Common Stock which were registered under the Plan on Form S-8 (File No. 333-127488) and the 2,500,000 shares of Common Stock which were registered under the Plan on Form S-8 (File No. 333-109042) filed with the Securities Exchange Commission on August 12, 2005 and September 23, 2003, respectively (together, the “Prior Forms S-8”). The contents of the Prior Forms S-8 are incorporated into this Registration Statement by reference. The total number of shares of Common Stock registered under this Registration Statement and under the Prior Forms S-8 equals 4,750,000 shares. In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.

(2)	Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Common Stock reported in the NASDAQ Global Market on November 5, 2008 ($37.34).

PART I
Item 1. Plan Information
     Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
     Not required to be filed with this Registration Statement.
PART II
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company are incorporated as of their respective dates in this Registration Statement by reference:
(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on May 16, 2008, and Form 10-K/A for the year ended December 31, 2007, filed on July 31, 2008.

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on June 4, 2008.

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 11, 2008.

(d)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 7, 2008.

(e)	the Company’s Definitive Proxy Statement on Schedule 14A filed on May 10, 2008 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f)	the Company’s Registration Statement on Form S-8 (File No. 333-127488), filed on August 12, 2005.

(g)	the Company’s Registration Statement on Form S-8 (File No. 333-109042), filed on September 23, 2003.

(h)	the Company’s Current Reports on Form 8-K filed on January 22, 2008, February 29, 2008, March 3, 2008, March 5, 2008, March 17, 2008, March 24, 2008, April 30, 2008, May 13, 2008, May 15, 2008, May 16, 2008, May 19, 2008, May 23, 2008, June 4, 2008, June 6, 2008, July 11, 2008, July 24, 2008, August 1, 2008, August 4, 2008, August 11, 2008, November 5, 2008 and November 7, 2008, and the Company’s Current Reports on Form 8-K/A filed on January 14, 2008 and October 17, 2008.

(i)	all other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2007.
     All documents subsequently filed by the Company or by the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing; except as to any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4. Description of Securities
     Not required to be filed with this Registration Statement.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Not required to be filed with this Registration Statement.
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits

Exhibit
Number	Description of Exhibit

4.4	Amended and Restated By-laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 3, 2006)

4.8	Integra LifeSciences Holdings Corporation Amended and Restated 2003 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 11, 2008)

4.9	Amendment to the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 11, 2008)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in the signature page hereto)
Item 9. Undertakings
     Not required to be filed with this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plainsboro, New Jersey, on November 10, 2008.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
By:	/s/ John B. Henneman, III
John B. Henneman, III
Executive Vice President, Finance and Administration, and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Stuart M. Essig and John B. Henneman, III and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Integra LifeSciences Holdings Corporation and on the dates indicated.

Signatures	Titles	Date

/s/ Stuart M. Essig Stuart M. Essig	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2008
/s/ John B. Henneman, III John B. Henneman, III	Executive Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial Officer)	November 10, 2008
/s/ Jerry E. Corbin Jerry E. Corbin	Vice President and Corporate Controller (Principal Accounting Officer)	November 10, 2008
/s/ Richard E. Caruso, Ph.D. Richard E. Caruso, Ph.D.	Chairman of the Board	November 10, 2008
/s/ Thomas J. Baltimore, Jr. Thomas J. Baltimore, Jr.	Director	November 10, 2008
/s/ Keith Bradley, Ph.D. Keith Bradley, Ph.D.	Director	November 10, 2008
/s/ Neal Moszkowski Neal Moszkowski	Director	November 10, 2008
/s/ Christian Schade Christian Schade	Director	November 10, 2008
/s/ James M. Sullivan James M. Sullivan	Director	November 10, 2008
/s/ Anne M. VanLent Anne M. VanLent	Director	November 10, 2008

LIST OF EXHIBITS

Exhibit
Number	Description of Exhibit

4.4	Amended and Restated By-laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 3, 2006)

4.8	Integra LifeSciences Holdings Corporation Amended and Restated 2003 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 11, 2008)

4.9	Amendment to the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 11, 2008)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in the signature page hereto)